Exhibit 99.1

GI Dynamics, Inc.

GI Dynamics Appoints Juliet Thompson to Company’s Board of Directors

BOSTON and SYDNEY— 23 August 2017— GI Dynamics® Inc. (ASX:GID), a medical device company that commercialized EndoBarrier® in Europe, the Middle East and South America for patients with type 2 diabetes and obesity announces the appointment of medical and financial markets veteran Juliet Thompson to the company’s board of directors, effective immediately.

Thompson has assumed the role of non-executive director (NED) and the role of chair of the GI Dynamics audit committee. Graham Bradley, former chair of the audit committee, will remain as a member of the committee to ensure continuity.

Thompson, a chartered accountant, is also NED of Nexstim Limited, a medical technology company quoted on Nasdaq First North Finland and Nasdaq First North Sweden, NED of Novacyt SA, a diagnostic company, listed on Euronext, and is the chair of Premier Veterinary Group plc, the London Stock Exchange listed provider of services to third-party veterinary practices. Thompson has advised and raised capital for healthcare companies for more than 20 years and founded Code Securities, a healthcare investment banking firm that was sold to Nomura.

After the sale to Nomura, she served as head of corporate finance and managing director on the board of Nomura Code, which executed more than 150 life science financing transactions, including 40 IPOs, raising more than €4 billion. In her final role, she led the European health care practice at Stifel, a diversified financial services holding company.

Thompson resides in the UK and brings significant experience with London capital markets to the GI Dynamics board of directors.

“Ms. Thompson brings significant experience in healthcare, entrepreneurial development and capital markets, most notably on the London-based AIM market,” said Dan Moore, chair of GI Dynamics. “She has also led the development of numerous ventures and has a wealth of early-stage experience that is relevant to the development of GI Dynamics.”

“We look forward to working with Ms. Thompson over the coming years as we position GI Dynamics and EndoBarrier to best serve the rapidly growing patient population in the type 2 diabetes and obesity space,” said Moore.

“Over the past few months, I have reviewed the type 2 diabetes and obesity market, EndoBarrier, the leadership team and evaluated the history of GI Dynamics. I reached the conclusion that this is a great opportunity with a highly experienced and engaged team with significant potential for patient benefit and investor upside. I’m excited to join and help guide the company,” said Thompson. “I look forward to working with the GI Dynamics board and leadership team as we work to appropriately capitalize GI Dynamics and lead the company into the future.”

About GI Dynamics

GI Dynamics, Inc. (ASX:GID) is the developer of EndoBarrier, the first endoscopically-delivered device approved for the treatment of type 2 diabetes and obesity. EndoBarrier is not approved for sale in the United States and is limited by federal law to investigational use only in the United States. Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements. These forward-looking statements are based on GI Dynamics management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, risks associated with obtaining funding from third parties; the consequences of stopping the ENDO trial and the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; risks associated with commercial product sales, including product performance, competition, market acceptance of products, intellectual-property risk; risks related to excess inventory; and risks related to assumptions regarding the size of the available market, the benefits of our products, product pricing, timing of product launches, future financial results and other factors, including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, one should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless we are required to do so by law.

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